Exhibit 99.1

FOR FURTHER INFORMATION:
Specialty Underwriters’ Alliance, Inc.	Financial Relations Board
Scott Goodreau	Leslie Loyet
(888) 782-4672	(312) 640-6672
sgoodreau@suainsurance.com	lloyet@mww.com
FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 1, 2009
MARK E. PAPE APPOINTED TO THE BOARD OF DIRECTORS OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
CHICAGO — July 1, 2009 — Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) (“SUA” or the “Company”) today announced that Mark E. Pape has been appointed to the Company’s Board of Directors to fill a vacancy on the SUA Board. Mr. Pape, a seasoned insurance executive, is currently a partner at Tatum LLC, the largest executive service firm in the nation focused on providing temporary CFOs and other employees for companies. Mr. Pape previously served as a director and Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc. He has also held positions in several other insurance companies, including Torchmark Corporation and American Income Holding, Inc.
Mr. Pape was appointed to SUA’s Board pursuant to the previously announced agreement among SUA, Hallmark Financial Services, Inc. and certain other parties. Mr. Pape will fill the vacancy created by the resignation of Peter E. Jokiel as a director of the Company. Mr. Jokiel resigned as a director pursuant to that agreement, but he continues to serve as the Company’s Executive Vice President and Chief Financial Officer.
Courtney C. Smith, Chairman of the Board, stated “I would like to express our sincere thanks to Pete for his valuable contributions to the board. He has been a director since our inception and SUA would not be the company it is today without his dedication, imagination and wisdom.” Mr. Smith continued, “Our board members are excited to be working with Mark, and we look forward to his contributions. His industry experience and expertise are an ideal addition to our board.”
About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public

Specialty Underwriters’ Alliance, Inc.
entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.
Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
To learn more about Specialty Underwriters’ Alliance Inc., please visit www.suainsurance.com.
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